FORM OF

Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of [______], between

Fidelity Management & Research Company

and

FMR Investment Management (UK) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date	Annual Sub-Advisory Fee Rate (bp)
Fidelity Hereford Street Trust	Fidelity Flex Government Money Market Fund	Money Market	[______]	12.50
Fidelity Salem Street Trust	Fidelity Flex Inflation-Protected Bond Index Fund	Fixed-Income	[______]	2.50
Fidelity Salem Street Trust	Fidelity Flex International Index Fund	Equity	[______]	10.00
Fidelity Salem Street Trust	Fidelity Flex Large Cap Growth Index Fund	Equity	[______]	2.50
Fidelity Salem Street Trust	Fidelity Flex Large Cap Value Index Fund	Equity	[______]	2.50
Fidelity Salem Street Trust	Fidelity Flex Mid Cap Index Fund	Equity	[______]	6.00
Fidelity Salem Street Trust	Fidelity Flex Real Estate Index Fund	Equity	[______]	7.00
Fidelity Salem Street Trust	Fidelity Flex Short-Term Treasury Bond Index Fund	Fixed-Income	[______]	2.50
Fidelity Salem Street Trust	Fidelity Flex Small Cap Index Fund	Equity	[______]	7.50
Fidelity Salem Street Trust	Fidelity Flex U.S. Bond Index Fund	Fixed-Income	[______]	2.50

Agreed and Accepted as of [______]

[SIGNATURE LINES OMITTED]